EX-99.14.b

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of Delaware Group® Income Funds of our report dated September 23, 2020, relating to the financial statements and financial highlights, which appears in Delaware High Yield Opportunities Fund’s Annual Report on Form N-CSR for the year ended July 31, 2020. We also consent to the references to us under the headings “Service Providers” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
May 17, 2021